                                             Registration No. 33-

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                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                        ________________________

                                Form S-8
                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933
                         _______________________

                   Baltimore Gas and Electric Company
         (Exact Name of Registrant as Specified in its Charter)

             Maryland                             52-0280210
     (State of Incorporation)        (I.R.S. Employer Identification No.)
      39 W. Lexington Street
       Baltimore, Maryland                          21201
(Address of Principal Executive Offices)          (Zip Code)

                         _______________________

                   Baltimore Gas and Electric Company
                      1995 Long-Term Incentive Plan
                        (Full Title of the Plan)
                         ______________________

                              C. W. Shivery
                             Vice President
                         39 W. Lexington Street
                        Baltimore, Maryland 21201
                 (Name and Address of Agent for Service)
                         _______________________

                               410-234-5511
      (Telephone Number, including Area Code, of Agent for Service)
                        ________________________

                     CALCULATION OF REGISTRATION FEE
=========================================================================
               |             |  Proposed  |    Proposed   |
Title of       |             |  maximum   |    maximum    |
securities     |   Amount    |  offering  |   aggregate   |  Amount of
to be          |   to be     |   price    |    offering   | registration
registered     | registered  | per share  |     price     |     fee

 ------------------------------------------------------------------------
 Common Stock  |  3,000,000  | $24 1/4 *  |  $72,750,000  |   $25,086
 (without par  |    Shares   |            |               |
     value)    |             |            |               |
 =======================================================================
    * Inserted solely for the purpose of calculating the registration fee; computed on the basis of the average of the reported high and low sales prices on the New York Stock Exchange-Composite Transactions on May 18, 1995, as reported in THE WALL STREET JOURNAL pursuant to Rule 457 (c).
=========================================================================

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, filed by Baltimore Gas and Electric Company ("BGE") with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (File No. 1-1910), are incorporated in this Registration Statement by reference as of their respective dates of filing and shall be deemed to be a part hereof:

     (a) BGE's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "1994 Form 10-K").

    (b) BGE's Quarterly Report on Form 10-Q for the quarter ended
March 31, 1995.

     (c)  "Description of Common Stock" on pages 1 and 2 of BGE's
Form  8-A  dated  April 19, 1974, as amended by a  Form  8  dated
January 25, 1990.

     All documents filed by BGE pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5. Experts.

      The consolidated balance sheets and statements of capitalization as of December 31, 1994 and 1993 and the consolidated statements of income, cash flows, common shareholders' equity and taxes for each of the three years in the period ended December 31, 1994, and the consolidated financial statement schedules listed in Item 14(a)(1) and (2) of the 1994 Form 10-K incorporated by reference in this Registration Statement from the 1994 Form 10-K have been incorporated herein in reliance on the report, which includes an explanatory paragraph related to the recoverability of replacement energy costs, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

Item 6. Indemnification of Directors and Officers.

      The following description of indemnification allowed under Maryland statutory law is a summary rather than a complete description. Reference is made to Section 2-418 of the Corporations and Associations Article of the Maryland Annotated
Code, which is incorporated herein by reference, and the following summary is qualified in its entirety by such reference.

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      By a Maryland statute, a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or
proceeding,   whether   civil,   criminal,   administrative    or
investigative ("Proceeding") by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan
("Director").   Such  indemnification may be  against  judgments,
penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the Proceeding unless it is proven that (a) the act or omission of the Director was material to the cause of action adjudicated in the Proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the Director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal action or proceeding, the Director had reasonable cause to believe his act or omission was unlawful. However, the corporation may not indemnify any Director in
connection  with  a  Proceeding  by  or  in  the  right  of   the
corporation if the Director has been adjudged to be liable to the
corporation.   A Director or officer who has been  successful  in
the   defense  of  any  Proceeding  described  above   shall   be
indemnified  against reasonable expenses incurred  in  connection
with  the  Proceeding.   The  corporation  may  not  indemnify  a
Director in respect of any Proceeding charging improper personal benefits to the Director in which the Director was adjudged to be
liable   on  the  basis  that  personal  benefit  was  improperly
received.   Notwithstanding  the above  provisions,  a  court  of
appropriate jurisdiction, upon application of the Director or officer may order indemnification if it determines that in view of all the relevant circumstances, the Director or officer is fairly and reasonably entitled to indemnification; however, indemnification with respect to any Proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be
limited  to  expenses.   A  corporation  may  advance  reasonable
expenses to a Director under certain circumstances, including a written undertaking by or on behalf of such Director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

      A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify Directors under the statute.

      The indemnification and advancement of expenses provided or authorized by this statute may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a Director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

      A corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer, whether or not the corporation would have the power to indemnify a Director or officer against liability under the provision of this section of Maryland law. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

     Article IV of the BGE's By-Laws reads as follows:

           "Each person made or threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or, at its request, is or was a director or officer of another corporation, shall be indemnified by the Company (to the extent indemnification is not otherwise provided by insurance) against the liabilities, costs and expenses of every kind actually and reasonably incurred by him as a result of such action, suit or proceeding, or any threat thereof or any appeal thereon, but in each case only if and to the extent permissible under applicable common or statutory law, state or federal. The foregoing indemnity shall not be inclusive of other rights to which such person may be entitled."

      The Directors and officers of the Registrant are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act of 1933. The premium for this insurance is paid by the Registrant.

Item 8. Exhibits.

      Reference is made to the Exhibit Index filed as a part of this Registration Statement.

Item 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
    Statement:

         (i)   To  include  any  prospectus required  by  Section
         10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

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         (iii) To include  any material information  with respect
         to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided,  however, that paragraphs (a)(1)(i)  and
    (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Regulation 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the

Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Baltimore Gas and Electric Company, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 23rd day of May, 1995.

                              BALTIMORE GAS AND ELECTRIC COMPANY
                              (Registrant)

                                      /s/ C. W. Shivery
                              By: ______________________________
                                  C. W. Shivery, Vice President

      Pursuant to the requirements of the Securities Act of 1933,
this  Registration  Statement  has  been  signed  below  by   the
following persons in the capacities and on the dates indicated.

  Signature                    Title               Date
  _________                    _____               ____

Principal executive
officer and director:

* C. H. Poindexter       Chairman of the          May 23, 1995
                         Board and Director

Principal financial and
accounting officer:

/s/ C. W. Shivery
_____________________    Vice President           May 23, 1995
   C. W. Shivery

Directors:
     * H. Furlong Baldwin
     * Beverly B. Byron
     * J. Owen Cole
     * Dan A. Colussy
     * Edward A. Crooke
     * James R. Curtiss
     * Jerome W. Geckle                           May 23, 1995
     * Martin L. Grass
     * Freeman A. Hrabowski III
     * Nancy Lampton
     * George V. McGowan
     * George L. Russell, Jr.
     * Michael D. Sullivan

              /s/ C. W. Shivery
* By: __________________________________
       C. W. Shivery, Attorney-in-Fact

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                          EXHIBIT INDEX


Exhibit
Number
_______

4(a) *   -     Charter of  Baltimore  Gas and  Electric  Company,
               restated  as  of April 25, 1995.  (Designated   as
               Exhibit 3(a) to the Form 10-Q for the quarter ended March 31, 1995, File No. 1-1910.)

4(b) *    -    Baltimore  Gas and Electric Company 1995 Long-Term
               Incentive Plan. (Designated as Exhibit 10(c) to the Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 1-1910.)

4(c) *    -    Form of Common  Stock Certificate.  (Designated as
               Exhibit  4  to  Form  S-3  Registration Statement,
               Registration No. 33-57658.)

5         -    Opinion of Company Counsel as to legality.

23        -    Consent  of  Coopers & Lybrand L.L.P., Independent
               Certified Public Accountants.

24        -    Power of Attorney.

99 *      -    Corporations and  Associations Article, Section  2-
               418    of   the   Annotated   Code   of   Maryland.
               (Designated as Exhibit 28(b) to the Annual Report on Form 10-K for the fiscal year ended December
               31, 1987, File No. 1-1910.)

_____________________________

* Incorporated by reference.